As filed with the Securities and Exchange Commission on July 17, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	32-0595345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(858) 900-2660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ARCTURUS THERAPEUTICS HOLDINGS INC. 2019 OMNIBUS EQUITY INCENTIVE PLAN, as amended

(Full title of the plan)

Joseph E. Payne

Chief Executive Officer

Arcturus Therapeutics Holdings Inc.

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Name and address of agent for service)

(858) 900-2660

(Telephone number, including area code, of agent for service)

Copies to:

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

Jeffrey A. Baumel, Esq.

Grant Levine, Esq.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

Arcturus Therapeutics Holdings Inc., a Delaware corporation (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,000,000 shares of its common stock, issuable to eligible persons under the Amended and Restated 2019 Omnibus Equity Incentive Plan (as amended, the “2019 Plan”), which shares are in addition to the shares registered on the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2019 (File No. 333-232272), the registration statement on Form S-8 filed with the Commission on August 5, 2020 (File No. 333-240397), and the registration statement on Form S-8 filed with the Commission on June 30, 2022 (File No. 333-265925) (together, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E (“General Instruction E”) to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), regarding Registration of Additional Securities. Pursuant to General Instruction E, the contents of the Prior Registration Statements, to the extent relating to the registration of common stock issuable under the 2019 Plan, are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on March 14, 2024;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2024 filed with the Commission on May 8, 2024;
(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 23, 2024, April 5, 2024, June 14, 2024, and June 24, 2024; and
(d)	The description of the Registrant’s common stock in the Current Report on Form 8-K12B filed with the SEC on June 14, 2019.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement (except for any portions of the Registrant’s current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

Exhibit Number	Documents
4.1	Certificate of Incorporation of Arcturus Therapeutics Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (File No. 333-238139), filed with the SEC on May 8, 2020)
4.2	Bylaws of Arcturus Therapeutics Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-3 (File No. 333-238139), filed with the SEC on May 8, 2020)
5.1*	Opinion of Dentons US LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Dentons US LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1*	Power of Attorney is contained on the signature page.
99.1*	Amended and Restated 2019 Omnibus Equity Incentive Plan, as amended
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 17, 2024.

ARCTURUS THERAPEUTICS HOLDINGS INC.

By:	/s/ Joseph E. Payne
Joseph E. Payne
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Arcturus Therapeutics Holdings Inc., hereby severally constitute and appoint Joseph E. Payne and Dr. Padmanabh Chivukula, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph E. Payne Joseph E. Payne	President, Chief Executive Officer and Director (Principal Executive Officer)	July 17, 2024

/s/ Dr. Padmanabh Chivukula Dr. Padmanabh Chivukula	Chief Scientific Officer Chief Operating Officer and Secretary	July 17, 2024

/s/ Dr. Peter Farrell Dr. Peter Farrell	Chairman of the Board	July 17, 2024

/s/ Andy Sassine Andy Sassine	Chief Financial Officer, Director (principal financial officer)	July 17, 2024

/s/ Dr. Magda Marquet Dr. Magda Marquet	Director	July 17, 2024

/s/ James Barlow James Barlow	Director	July 17, 2024

/s/ Dr. Edward Holmes Dr. Edward Holmes	Director	July 17, 2024

/s/ Dr. Jing L. Marantz	Director	July 17, 2024
Dr. Jing L. Marantz

/s/ Dr. John Markels Dr. John Markels	Director	July 17, 2024

/s/ Dr. Moncef Slaoui	Director	July 17, 2024
Dr. Moncef Slaoui